Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-34929 and 333-34867 of Sentry Technology Corporation on Form S-8 of our report dated March 29, 2005 appearing in this Annual Report on Form 10-KSB of Sentry Technology Corporation for the year ended December 31, 2004.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
April 15, 2005